FORM 8-A
                              (Amendment No.  )

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                    For Registration of Certain Classes of
                Securities Pursuant to Section 12(b) or (g) of
                      The Securities Exchange Act of 1934


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                                      47-0702918
            --------                                      ----------
   (State or other jurisdiction of                      (IRS Employer
    incorporation or organization)                    Identification No.)


                              10228 L Street
                             Omaha, NE  68127
                              (402) 331-3727
                             ----------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class              Name of each exchange on which
    to be so registered              each class is to be registered
    -------------------              ------------------------------

    Common Stock, par value $.0l         American Stock Exchange
    ----------------------------
          (Title of Class)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.     [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.     [ ]

 Securities Act registration statement file number to which this form relates
                               (if applicable):
                               ---------------
                                    None
                                  --------

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                                  --------


Item 1.   Description of Securities to be Registered

The Registrant has issued Common Stock, par value $.01 per share (the "Common Stock") which is described at pages 41-48 of the Prospectus of the Registrant filed with the Commission as part of Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 33-82848) which was filed by the Registrant on June 19, 1995 on behalf of the holders of the Common Stock and which is hereby incorporated by reference.


Item 2.   Exhibits

          1.1. Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 (No. 33-82848) filed by the Registrant on August 15, 1994).

          2.1. Restated Certificate of Incorporation of the Registrant, as amended on March 19, 1998 (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed by the Registrant on May 11, 1998).

          2.2. Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1
                (No. 33-82848) filed by the Registrant on August 15, 1994.

          2.3. "Description of Capital Stock" (as set forth on pages 41-48 of the Prospectus of the Registrant filed with the Commission as part of Amendment No. 4 to the Registration Statement on Form S-1 (No. 33-82848) on June 19, 1995.







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                               SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                AMCON Distributing Company



                                By /s/ Kathleen M. Evans
                                   ---------------------
                                   Kathleen M. Evans, President

Dated:  December 30, 1999




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